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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ugly Duckling Corporation:


     We consent to the inclusion of our report dated February 10, 1997 with respect to the combined balance sheet of Seminole Finance Corporation and Related Companies as of December 31, 1995 and the related combined statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1995, incorporated by reference and to the reference to our firm under the heading "Experts" in the amendment to the Form S-3 Filing of Ugly Duckling Corporation.



                                          /s/  Barton & Company, P.A.


                                               Barton & Company, P.A.


                                               Certified Public Accountants


St. Petersburg, Florida

July 29, 1997